EXHIBIT 1


                            Joint Filing Agreement

               In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001, of Catalytica, Inc., a Delaware corporation and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(f)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

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MORGAN STANLEY, DEAN WITTER,                    MORGAN STANLEY CAPITAL PARTNERS
DISCOVER & CO.                                  III, INC.

By: /s/ Peter Vogelsang                         By: /s/ Peter Vogelsang
    ----------------------------------------        ----------------------------------------
    Name: Peter Vogelsang                           Name:  Peter Vogelsang
    Title: Authorized Signatory                     Title: Secretary


MSCP III, L.P.                                  MORGAN STANLEY CAPITAL PARTNERS
                                                III, L.P.
By: Morgan Stanley Capital Partners III, Inc.
    its General Partner                         BY: MSCP III, L.P.
                                                    its General Partner

By: /s/ Peter Vogelsang                         By: Morgan Stanley Capital Partners III, Inc.
    ----------------------------------------        its General Partner
    Name:  Peter Vogelsang
    Title: Secretary
                                                By: /s/ Peter Vogelsang
                                                    ----------------------------------------
                                                    Name:  Peter Vogelsang
                                                    Title: Secretary

MSCP III 892 INVESTORS, L.P.                    MORGAN STANLEY CAPITAL INVESTORS,
                                                L.P.
By: MSCP III, L.P.
    its General Partner                         By: MSCP III, L.P.
                                                    its General Partner
By Morgan Stanley Capital Partners III, Inc.
   its General Partner                          By Morgan Stanley Capital Partners III, Inc.
                                                    its General Partner

By: /s/ Peter Vogelsang                         By: /s/ Peter Vogelsang
    ----------------------------------------        -----------------------------------------
    Name:  Peter Vogelsang                          Name:  Peter Vogelsang
    Title: Secretary                                Title: Secretary

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